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                                                                    Exhibit 23.3




                        CONSENT OF INDEPENDENT ACCOUNTANT


         We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to a Registration Statement on Form S-1 of our report appearing in Amendment No. 3 to the registration statement on Form S-4 (File No. 333-37993) dated April 30, 1997, except for Note 18 as to which the date is November 12, 1997 on our audits of the consolidated financial statements of Hayes Microcomputer Products, Inc. We also consent to the reference to our firm under the caption "Experts."



                                                        COOPERS & LYBRAND L.L.P.


Atlanta, Georgia
January 22, 1998